Exhibit 99.1

Glenpointe Centre West
500 Frank W. Burr Blvd.
Teaneck, NJ 07666

FOR IMMEDIATE RELEASE

COGNIZANT REPORTS SECOND QUARTER 2011 RESULTS

Second quarter revenue up 8.3% sequentially and 34.4% year-over-year;

Guidance for full year 2011 revenue growth increased to at least 32%

TEANECK, N.J., August 2, 2011 – Cognizant Technology Solutions Corporation (NASDAQ: CTSH), a leading provider of information technology, consulting, and business process outsourcing services, today announced its second quarter 2011 financial results.

Highlights – Second Quarter 2011

•	Quarterly revenue rose to $1.485 billion, up 34.4% from the year-ago quarter and 8.3% sequentially.

•	Quarterly diluted EPS on a GAAP basis was $0.67, compared to $0.56 in the year-ago quarter.

•	Quarterly diluted EPS on a non-GAAP basis, which excludes stock-based compensation expense, was $0.72, compared to $0.59 in the year-ago quarter.

•	Net headcount addition for the quarter exceeded 7,100.

Revenue for the second quarter of 2011 rose to $1.485 billion, up 34.4% from $1.105 billion in the second quarter of 2010. GAAP net income was $208.0 million, or $0.67 per diluted share, compared to $172.2 million, or $0.56 per diluted share, in the second quarter of 2010. Diluted earnings per share on a non-GAAP basis was $0.72. GAAP operating margin for the quarter was 18.2%. Excluding stock-based compensation expense of $23.7 million, non-GAAP operating margin was 19.8%, within the Company’s targeted 19-20% range. Reconciliations of non-GAAP financial measures to GAAP operating results and diluted EPS are included at the end of this release.

“We continue to see stronger than anticipated demand for our increasing range of services across the industries we serve. Over this past year, we have seen clients seeking our services not just to drive operational efficiencies, but also to transform their businesses to adapt to next generation technologies and to a new generation of ‘born digital’ workers and consumers,” said Francisco D’Souza, President and CEO. “We believe that our ability to attract the world’s best talent and our unique global delivery model infused with deep consulting and domain expertise are among the reasons why we see continued demand for our services that deliver both top-line and bottom-line value to our clients, and continued industry-leading growth for Cognizant.”

2011 Outlook – Third Quarter and Full Year

The Company is providing the following guidance:

•	Third quarter 2011 revenue anticipated to be at least $1.57 billion.

•	Third quarter 2011 diluted EPS expected to be $0.70 on a GAAP basis and $0.76 on a non-GAAP basis, which excludes $0.06 of estimated stock-based compensation expense.

•	Fiscal 2011 revenue expected to be at least $6.06 billion, up at least 32% compared to 2010.

•	Fiscal 2011 diluted EPS expected to be at least $2.78 on a GAAP basis, and $2.98 on a non-GAAP basis, which excludes $0.20 of estimated stock-based compensation expense.

•

Revenue and EPS guidance includes the anticipated four-month impact of the recently announced definitive agreement under which Cognizant will acquire CoreLogic Global Services Private Limited, the India-based captive operations of CoreLogic.

•	Due to continued volatility in the currency markets, EPS guidance excludes any future non-operating foreign currency exchange gain or loss.

“Cognizant achieved another strong quarter of industry leading growth,” said Gordon Coburn, Chief Financial and Operating Officer. “As our business continues to expand to meet growing client demand – including over 7,100 net employee additions during Q2 – we are successfully scaling our people, processes and infrastructure to support this growth and the increasing complexities of the business. In addition, strong cash flows during the quarter allowed us to increase our cash and short-term investment balances to approximately $2.27 billion while expanding our share repurchase program. We repurchased over $96 million of shares during the quarter and remain confident in our ability to continue to deliver shareholder value.”

Conference Call

Cognizant will host a conference call August 2, 2011 at 8:00 a.m. (Eastern) to discuss the Company’s second quarter 2011 results. To listen to the conference call, please dial (800) 374-0467 (domestic) and (706) 679-3288 (international) and provide the following conference ID number: 80664368.

The conference call will also be available live via the Internet by accessing the Cognizant website at www.cognizant.com. Please go to the website at least 15 minutes prior to the call to register and to download and install any necessary audio software.

For those who cannot access the live broadcast, a replay will be available by dialing (800) 642-1687 for domestic callers or (706) 645-9291 for international callers and entering 80664368 from a half hour after the end of the call until 11:59 p.m. (Eastern) on Tuesday, August 9, 2011. The replay will also be available at Cognizant’s website www.cognizant.com for 60 days following the call.

About Cognizant

Cognizant (NASDAQ: CTSH) is a leading provider of information technology, consulting, and business process outsourcing services, dedicated to helping the world’s leading companies build stronger businesses. Headquartered in Teaneck, New Jersey (U.S.), Cognizant combines a passion for client satisfaction, technology innovation, deep industry and business process expertise, and a global, collaborative workforce that embodies the future of work. With over 50 delivery centers worldwide and 118,000 employees as of June 30, 2011, Cognizant is a member of the NASDAQ-100, the S&P 500, the Forbes Global 2000, and the Fortune 500 and is ranked among the top performing and fastest growing companies in the world. Visit us online at www.cognizant.com or follow us on Twitter: Cognizant.

Forward-Looking Statements

This press release includes statements which may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the accuracy of which are necessarily subject to risks, uncertainties, and assumptions as to future events that may not prove to be accurate. Factors that could cause actual results to differ materially from those expressed or implied include general economic conditions and the factors discussed in our most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Cognizant undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities law.

About Non-GAAP Financial Measures

To supplement the consolidated financial statements presented in accordance with GAAP, this press release includes the following measures defined by the Securities and Exchange Commission as non-GAAP financial measures: non-GAAP operating margin and non-GAAP diluted earnings per share. These non-GAAP measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures, the financial statements prepared in accordance with GAAP and reconciliations of Cognizant’s GAAP financial statements to such non-GAAP measures should be carefully evaluated.

We seek to manage the company to a targeted operating margin, excluding stock-based compensation costs, of 19% to 20% of revenues. Accordingly, we believe that non-GAAP operating margin and non-GAAP diluted earnings per share, excluding stock-based compensation costs, are meaningful measures for investors to evaluate our financial performance. For our internal management reporting and budgeting purposes, we use financial statements that do not include stock-based compensation expense for financial and operational decision making, to evaluate period-to-period comparisons and for making comparisons of our operating results to those of our competitors. Moreover, because of varying available valuation methodologies permitted under U.S. GAAP and the variety of award types that companies can use, we believe that providing non-GAAP financial measures that exclude stock-based compensation expense allows investors to make additional comparisons between our operating results to those of other companies. Accordingly, we believe that the presentation of non-GAAP operating margin and non-GAAP diluted earnings per share, when read in conjunction with our reported GAAP results, can provide useful supplemental information to our management and investors regarding financial and business trends relating to our financial condition and results of operations.

A limitation of using non-GAAP operating margin and non-GAAP diluted earnings per share versus operating margin and diluted earnings per share calculated in accordance with GAAP is that non-GAAP operating margin and non-GAAP diluted earnings per share exclude costs, namely stock-based compensation, that are recurring. Stock-based compensation will continue to be for the foreseeable future a significant recurring expense in our business. In addition, other companies may calculate non-GAAP financial measures differently than us, thereby limiting the usefulness of these non-GAAP financial measures as a comparative tool. We compensate for this limitation by providing specific information regarding the GAAP amounts excluded from non-GAAP operating margin and non-GAAP diluted earnings per share and evaluating such non-GAAP financial measures with financial measures calculated in accordance with GAAP.

Contact: David Nelson

VP, Investor Relations & Treasury

201-498-8840

david.nelson@cognizant.com

Press: Catherine Marenghi

781-223-8673

catherine.marenghi@cognizant.com

- tables to follow -

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Revenues	$1,485,242	$1,105,154	$2,856,495	$2,064,874

Operating expenses:
Cost of revenues (exclusive of depreciation and amortization expense shown separately below)	860,871	641,019	1,643,047	1,196,923
Selling, general and administrative expenses	326,718	234,547	623,048	429,540
Depreciation and amortization expense	27,695	23,673	55,077	49,479

Income from operations	269,958	205,915	535,323	388,932

Other income (expense), net:
Interest income	9,474	6,547	18,411	12,601
Other, net	(1,827)	(4,454)	4,371	(14,773)

Total other income (expense), net	7,647	2,093	22,782	(2,172)

Income before provision for income taxes	277,605	208,008	558,105	386,760

Provision for income taxes	69,560	35,833	141,733	63,085

Net income	$208,045	$172,175	$416,372	$323,675

Basic earnings per share	$0.68	$0.57	$1.37	$1.08

Diluted earnings per share	$0.67	$0.56	$1.34	$1.05

Weighted average number of common shares outstanding - Basic	303,989	299,889	304,015	298,887

Weighted average number of common shares outstanding - Diluted	311,477	308,487	311,640	307,576

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (Unaudited)

(In thousands)

	June 30,	December 31,
	2011	2010
Assets

Current Assets

Cash and cash equivalents	$1,193,040	$1,540,969
Short-term investments	1,076,371	685,419
Trade accounts receivable, net of allowances of $22,821 and $20,991, respectively	1,075,193	901,308
Unbilled accounts receivable	152,399	112,960
Deferred income tax assets, net	80,756	96,164
Other current assets	180,138	181,414

Total Current Assets	3,757,897	3,518,234
Property and equipment, net	614,494	570,448
Goodwill	224,136	223,963
Intangible assets, net	87,850	85,136
Deferred income tax assets, net	112,846	109,808
Other assets	119,479	75,485

Total Assets	$4,916,702	$4,583,074

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable	$89,057	$75,373
Deferred revenue	84,629	84,590
Accrued expenses and other current liabilities	713,665	770,763

Total Current Liabilities	887,351	930,726
Deferred income tax liabilities, net	3,558	4,946
Other noncurrent liabilities	73,944	62,971

Total Liabilities	964,853	998,643

Stockholders’ Equity	3,951,849	3,584,431

Total Liabilities and Stockholders’ Equity	$4,916,702	$4,583,074

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Measures (Unaudited)

(In thousands, except per share amounts)

	Three Months Ended June 30,				Three Months Ended June 30,
	2011 GAAP	2011 Adjustments		2011 Non-GAAP	2010 GAAP	2010 Adjustments		2010 Non-GAAP
Income from operations	$269,958	$23,679	(a)	$293,637	$205,915	$13,990	(c)	$219,905

Operating margin	18.2%	1.6	%(a)	19.8%	18.6%	1.3	%(c)	19.9%

Diluted earnings per share	$0.67	$0.05	(e)	$0.72	$0.56	$0.03	(e)	$0.59

	Six Months Ended June 30,				Six Months Ended June 30,
	2011 GAAP	2011 Adjustments		2011 Non-GAAP	2010 GAAP	2010 Adjustments		2010 Non-GAAP
Income from operations	$535,323	$39,744	(b)	$575,067	$388,932	$27,935	(d)	$416,867

Operating margin	18.7%	1.4	%(b)	20.1%	18.8%	1.4	%(d)	20.2%

Diluted earnings per share	$1.34	$0.09	(e)	$1.43	$1.05	$0.07	(e)	$1.12

Notes:

(a)	Adjustment to exclude stock-based compensation of $23,679 from income from operations of which $3,662 was reported in cost of revenues and $20,017 was reported in selling, general and administrative expenses in our unaudited condensed consolidated statements of operations.
(b)	Adjustment to exclude stock-based compensation of $39,744 from income from operations of which $7,149 was reported in cost of revenues and $32,595 was reported in selling, general and administrative expenses in our unaudited condensed consolidated statements of operations.
(c)	Adjustment to exclude stock-based compensation of $13,990 from income from operations of which $3,372 was reported in cost of revenues and $10,618 was reported in selling, general and administrative expenses in our unaudited condensed consolidated statements of operations.
(d)	Adjustment to exclude stock-based compensation of $27,935 from income from operations of which $7,039 was reported in cost of revenues and $20,896 was reported in selling, general and administrative expenses in our unaudited condensed consolidated statements of operations.
(e)	Adjustment to exclude the per share effect of stock-based compensation expense net of the related tax benefit.